SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                  March 23, 2007

Xcel Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

1-3034	41-0448030
(Commission File Number)	(I.R.S. Employer Identification No.

414 Nicollet Mall, Minneapolis, Minnesota  55401

(Address of Principal Executive Offices)         (Zip Code)

(612) 330-5500

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On March 23, 2007, Xcel Energy Inc. issued a news release announcing the pricing in connection with its exchange offer to refinance a portion of the Company’s outstanding long-term debt securities.  The Company is offering to exchange up to $350 million aggregate principal amount of its 7% Senior Notes, Series due 2010 for a new series of senior notes due April 1, 2017 (the “New Notes”).  A copy of the press release is filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The New Notes have not been and will not be registered under the Securities Act of 1933 or any state securities laws.  Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

99.1         News release of Xcel Energy Inc., dated March 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota corporation)

By:	/s/ Benjamin G.S. Fowke, III
Benjamin G.S. Fowke, III
Vice President and Chief Financial Officer

March 28, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release of Xcel Energy Inc., dated March 23, 2007.